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                                                                     EXHIBIT 3.5

                               SILICON VALLEY BANK

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of May 15, 1998 by and between Silicon Valley Bank ("Purchaser") and the Company whose name appears on the last page of this Agreement

                                    RECITALS

       A. Concurrently with the execution of this Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant) pursuant to which Purchaser has the right to acquire from the Company the Common Stock (as defined in the Warrant) (hereinafter the "Shares").

       B. By this Agreement, the Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

              NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

       1.     Registration Rights. The Company covenants and agrees as follows:

              1.1    Definitions. For purposes of this Section I:

                     (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                     (b) The term "Registrable Securities" means (i) the Shares (if Common Stock) or all shares of Common Stock of the Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of the Company


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issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any stock referred to in (i), provided, however, that the Registrable Securities shall not include any shares of Common Stock which have been previously registered or which have been sold to the public pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the Transferor's rights under this Agreement are not assigned.

                     (c) The terms "Holder" or "Holders" means the Purchaser or qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.

                     (d) The term "SEC" means the Securities and Exchange Commission,

              1.2    Company Registration.

                     (a) Registration. If at any time until the first anniversary of the Company's initial public offering, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-I or S-8 relating solely to employee stock option or purchase plans, or a registration relating to a business acquisition or corporate reorganization or on Form S-4 relating to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                            (i)    promptly give to each Holder written notice
thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                            (ii)   include in such registration (and
compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 12(b) below (which notice shall state the Holder's intended method of distribution).


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                     (b)    Underwriting. (i) If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Ho1ders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The terms of this Section 1.2 notwithstanding if the representative(s) of the underwriter(s) advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included, in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, than to any holder of securities requesting registration that has been granted registration rights pursuant to a certain Amended and Restated investor Rights Agreement dated December 23, 1996, as may hereinafter be amended, then to the Holders of the Registrable Securities, then to any other shareholder of the Company (other than a Holder) on a pro rata basis.

              1.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except the Company shall not be required to pay underwriters' fees, discounts or commissions or stock transfer taxes relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rate among the Holders participating in the offering and the Company.

              1.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and


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as to the completion thereof. Except as otherwise provided in subsection l.3, at its expense the Company will use best efforts to:

                     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the securities registered thereunder, keep such registration statement effective for up to 120 days.

                     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders or a majority of the securities registered thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact


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required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              1.5    Indemnification.

                     (a) The Company will Indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act of 1933, as amended, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter for such Holder, if any, and each person who controls (within the meaning of Section 15 of the Securities Act of 1933, as amended) any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and patters, and each person controlling such Holder (within the meaning of Section 15 of the Securities Act of 1933, as amended), each such underwriter and each person who controls any such underwriter (within the meaning of Section 15 of the Securities Act of 1933, as amended), within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished


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to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

                     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                     (c) Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the


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Indemnified Party (whose approval shall not be unreasonably withheld), and the
Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with the other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              1.6 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall, as a condition precedent to such inclusion, promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

              1.7 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and


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                     (c)    so long as a Holder owns any Registrable Securities,
to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144
(at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

              1.8 Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and 1.7 may be assigned to a permitted transferee or assignee of all of Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders' rights under this subsection 1.8 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

              1.9 Delay of Registration. No Holders shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Nothing herein, however, shall otherwise limit or restrict in any way the rights or remedies of Holders.

              1.10 "Market Stand-off" Agreement. If requested by the Company or a representative of the underwriters of Common Stock (or other Securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Shares (or other securities) of the Company held by such Holder (other than those included in the registration) for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, and in no event for a period in excess of that applicable to other shareholders of the Company.

       2.     General.


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              2.1    Waivers and Amendments. With the written consent of the
record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

              2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

              2.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              2.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address as set forth below, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Com-


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pany, at the Company's address set forth below, or at such other address as the
Company shall have furnished to the Holder in writing.


























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              2.6    Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

              2.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.














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
PURCHASER                                         AMERIGROUP CORPORATION

SILICON VALLEY BANK
                                                  ------------------------------------------

By:  /s/ Bonnia J. Renta                          By:  /s/ Stanley F. Baldwin
     -------------------------------------             -------------------------------------

Name: Bonnie Renta                                Name: Stanley F. Baldwin
      ------------------------------------              ------------------------------------

Title: SVP                                        Title: Secretary
       -----------------------------------               -----------------------------------

Address:10872 MacArthur Blvd.                     Address: 4425 Corporation Lane
        ----------------------------------                 ---------------------------------

        Suite 100                                          Suite 100
        ----------------------------------                 ---------------------------------

        Irvine, CA  92612                                  Virginia Beach, VA  23462
        ----------------------------------                 ---------------------------------




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
PURCHASER                                         AMERIGROUP CORPORATION

SILICON VALLEY BANK                               /s/ Stanley F. Baldwin
                                                  ------------------------------------------

By:  /s/ Bonnia J. Renta                          By:
     -------------------------------------             -------------------------------------

Name: Bonnie Renta                                Name: Stanley F. Baldwin
      ------------------------------------              ------------------------------------

Title: SVP                                        Title: Secretary
       -----------------------------------               -----------------------------------

Address:10872 MacArthur Blvd.                     Address: 4425 Corporation Lane
        ----------------------------------                 ---------------------------------

        Suite 100                                          Suite 100
        ----------------------------------                 ---------------------------------

        Irvine, CA  92612                                  Virginia Beach, VA  23462
        ----------------------------------                 ---------------------------------





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